VALIDUS ANNOUNCES FIRST QUARTER NET INCOME OF $162.4 MILLION

ANNUALIZED RETURN ON AVERAGE EQUITY OF 17.7%

BOOK VALUE PER DILUTED SHARE OF $37.58 AT MARCH 31, 2014

Pembroke, Bermuda, April 24, 2014 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus for the three months ended March 31, 2014 of $162.4 million, or $1.66 per diluted common share, compared to $223.2 million, or $1.90 per diluted common share, for the three months ended March 31, 2013.
Net operating income available to Validus for the three months ended March 31, 2014 was $146.1 million, or $1.49 per diluted common share, compared to $215.6 million, or $1.83 per diluted common share, for the three months ended March 31, 2013.
Commenting on the financial results for the three months ended March 31, 2014, Validus' Chairman and CEO Ed Noonan stated:

“Validus delivered very solid results for the first quarter of 2014. The Company had $162.4 million in net income, 4.6% growth in book value per diluted share inclusive of dividends and a 17.7% annualized return on average equity. While there is clearly competition in the (re)insurance industry, Validus' size, scale and our willingness to share analytical insights with our customers allows us to maintain a preferred position in the marketplace."

Net income and operating income available to Validus, earnings and operating earnings per diluted share available to Validus, by segment for the three months ended March 31, 2014 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$146.4	$132.9
Talbot	36.2	33.7
PaCRe, Ltd.	4.8	0.1
Other AlphaCat Companies	13.1	12.7
AlphaCat subtotal	17.9	12.8
Corporate & Eliminations	(38.1)	(33.3)
Total	$162.4	$146.1
Earnings per diluted share available to Validus	$1.66
Operating earnings per diluted share available to Validus		$1.49
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

First Quarter 2014 Results
Highlights for the first quarter include the following:

•	Gross premiums written for the three months ended March 31, 2014 were $1,012.0 million compared to $1,104.8 million for the three months ended March 31, 2013, a decrease of $92.8 million, or 8.4%.

•	Net premiums earned for the three months ended March 31, 2014 were $483.0 million compared to $531.1 million for the three months ended March 31, 2013, a decrease of $48.1 million, or 9.1%.

•	Underwriting income for the three months ended March 31, 2014 was $153.0 million compared to $210.1 million for the three months ended March 31, 2013, a decrease of $57.0 million, or 27.1%.

•
Combined ratio for the three months ended March 31, 2014 of 68.3% which included $39.4 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 8.2 percentage points compared to a combined ratio for the three months ended March 31, 2013 of 60.5% which included $65.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.4 percentage points.

•
Net operating income available to Validus for the three months ended March 31, 2014 was $146.1 million compared to $215.6 million for the three months ended March 31, 2013, a decrease of $69.5 million, or 32.2%.

•
Net income available to Validus for the three months ended March 31, 2014 was $162.4 million compared to $223.2 million for the three months ended March 31, 2013, a decrease of $60.9 million, or 27.3%.

•	Annualized return on average equity of 17.7% and annualized net operating return on average equity of 15.9%.

Notable Loss Events
During the three months ended March 31, 2014 and 2013, the Company did not incur any notable losses. The Company's loss ratio, excluding prior year development and notable loss events, for the three months ended March 31, 2014 and 2013 was 41.9% and 39.7%, respectively.

Validus Re Segment - First Quarter 2014 Results
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2014 were $679.0 million compared to $748.0 million for the three months ended March 31, 2013, a decrease of $69.0 million, or 9.2%. Gross premiums written for the three months ended March 31, 2014 included $270.6 million of property premiums, $153.0 million of marine premiums and $255.4 million of specialty premiums, compared to $326.0 million of property premiums, $161.4 million of marine premiums and $260.5 million of specialty premiums for the three months ended March 31, 2013.

•	Net premiums earned for the three months ended March 31, 2014 were $238.4 million compared to $303.1 million for the three months ended March 31, 2013, a decrease of $64.7 million, or 21.4%.

•	The combined ratio for the three months ended March 31, 2014 was 53.6% compared to 51.5% for the three months ended March 31, 2013, an increase of 2.1 percentage points.

•
The loss ratio for the three months ended March 31, 2014 was 28.6% compared to 24.2% for the three months ended March 31, 2013, an increase of 4.4 percentage points. The loss ratio for the three months ended March 31, 2014 included favorable loss reserve development on prior accident years of $10.0 million, benefiting the loss ratio by 4.2 percentage

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

points. The loss ratio for the three months ended March 31, 2013 included favorable loss reserve development on prior accident years of $28.8 million, benefiting the loss ratio by 9.5 percentage points.

•
Net operating income available to Validus Re for the three months ended March 31, 2014 was $132.9 million compared to $182.3 million, for the three months ended March 31, 2013, a decrease of $49.5 million, or 27.1%.

•
General and administrative expenses for the three months ended March 31, 2014 were $18.2 million compared to $29.4 million for the three months ended March 31, 2013, a decrease of $11.2 million, or 38.2%. General and administrative expenses associated with the Flagstone acquisition were $13.4 million for the three months ended March 31, 2013.

AlphaCat Segment - First Quarter 2014 Results
Highlights for the first quarter include the following:

•
Gross premiums written from our consolidated entities, including PaCRe, for the three months ended March 31, 2014 were $84.3 million compared to $96.5 million for the three months ended March 31, 2013, a decrease of $12.2 million, or 12.6%.

•	Net premiums earned for the three months ended March 31, 2014 were $30.7 million compared to $27.6 million for the three months ended March 31, 2013, an increase of $3.1 million, or 11.1%.

•	Other income for the three months ended March 31, 2014 was $9.5 million compared to $6.6 million for the three months ended March 31, 2013, an increase of $2.9 million, or 43.2%.

•	Income from operating affiliates for the three months ended March 31, 2014 was $4.9 million compared to $3.5 million for the three months ended March 31, 2013, an increase of $1.4 million, or 39.9%.

•
Income attributable to operating affiliate investors for the three months ended March 31, 2014 was $31.7 million compared to $10.1 million for the three months ended March 31, 2013, resulting in a decrease to net operating income of $21.6 million.

•	The combined ratio for the three months ended March 31, 2014 was (2.5)% compared to 24.5% for the three months ended March 31, 2013, a decrease of 27.0 percentage points.

•
The loss ratio for the three months ended March 31, 2014 was (25.6)% compared to 0.0% for the three months ended March 31, 2013, a decrease of 25.6 percentage points. The loss ratio for the three months ended March 31, 2014 included favorable loss reserve development on prior accident years of $7.9 million, benefiting the loss ratio by 25.6 percentage points. Accounting for Validus' ownership interest in the various AlphaCat entities, the impact of the AlphaCat favorable development on net operating income available to Validus was $1.8 million.

•
Net operating income available to AlphaCat for the three months ended March 31, 2014 was $12.9 million compared to $18.4 million, for the three months ended March 31, 2013, a decrease of $5.5 million, or 30.1%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Talbot Segment - First Quarter 2014 Results
Highlights for the first quarter include the following:

•
Gross premiums written for the three months ended March 31, 2014 were $290.7 million compared to $293.5 million for the three months ended March 31, 2013, a decrease of $2.8 million, or 1.0%. Gross premiums written for the three months ended March 31, 2014 included $78.1 million of property premiums, $119.6 million of marine premiums and $93.0 million of specialty premiums compared to $78.0 million of property premiums, $124.7 million of marine premiums and $90.8 million of specialty premiums for the three months ended March 31, 2013.

•	Net premiums earned for the three months ended March 31, 2014 were $213.9 million compared to $200.3 million for the three months ended March 31, 2013, an increase of $13.6 million, or 6.8%.

•	The combined ratio for the three months ended March 31, 2014 was 86.5% compared to 71.9% for the three months ended March 31, 2013, an increase of 14.6 percentage points.

•
The loss ratio for the three months ended March 31, 2014 was 47.9% compared to 35.6% for the three months ended March 31, 2013, an increase of 12.3 percentage points. The loss ratio for the three months ended March 31, 2014 included favorable loss reserve development on prior accident years of $21.5 million, benefiting the loss ratio by 10.0 percentage points. The loss ratio for the three months ended March 31, 2013 included favorable loss reserve development on prior accident years of $37.0 million, benefiting the loss ratio by 18.5 percentage points.

•
Net operating income available to Talbot for the three months ended March 31, 2014 was $33.7 million compared to $59.7 million, for the three months ended March 31, 2013, a decrease of $26.0 million, or 43.6%.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended March 31, 2014, net of operating segment eliminations were $17.0 million compared to $15.9 million for the three months ended March 31, 2013, an increase of $1.1 million, or 6.8%. Share compensation expenses for the three months ended March 31, 2014 were $2.4 million compared to ($0.6) million for the three months ended March 31, 2013, an increase of $2.9 million.
Investments
Net investment income for the three months ended March 31, 2014 was $23.4 million compared to $25.6 million for the three months ended March 31, 2013, a decrease of $2.3 million, or 8.9%.
Net realized gains on investments for the three months ended March 31, 2014 were $3.7 million compared to $1.7 million for the three months ended March 31, 2013, an increase of $2.0 million, or 117.3%.
The change in net unrealized gains on investments for the three months ended March 31, 2014 were $55.7 million compared to the change in net unrealized losses of ($7.2) million for the three months ended March 31, 2013, an increase of $62.9 million. Net unrealized gains on investments for the three months ended March 31, 2014 were driven by $46.7 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was $42.0 million for the three months ended March 31, 2014, leaving a net impact to the Company of $4.7 million.
The change in net unrealized losses on investments for the three months ended March 31, 2013 were driven by ($5.2) million in unrealized losses relating to PaCRe. The amount of PaCRe's net unrealized losses attributable to noncontrolling interest was ($4.7) million for the three months ended March 31, 2013, leaving a net impact to the Company of ($0.5) million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Finance Expenses
Finance expenses for the three months ended March 31, 2014 were $15.9 million compared to $14.4 million for the three months ended March 31, 2013, an increase of $1.5 million, or 10.7%.
Shareholders' Equity and Capitalization
As at March 31, 2014, total shareholders' equity was $4.2 billion including $540.9 million of noncontrolling interest. Shareholders' equity available to Validus was $3.6 billion as at March 31, 2014. Book value per diluted common share was $37.58 at March 31, 2014, compared to $36.23 at December 31, 2013. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure is presented at the end of this release.
Total capitalization at March 31, 2014 was $5.0 billion, including $541.5 million of junior subordinated deferrable debentures, $247.2 million of senior notes and $8.4 million of redeemable noncontrolling interest. Total capitalization available to Validus at March 31, 2014 was $4.4 billion, excluding $540.9 million of noncontrolling interest and $8.4 million of redeemable noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three months ended March 31, 2014, the number of shares repurchased was 5.4 million. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at December 31, 2013				Quarter ended
Effect of share repurchases:	(cumulative)	January	February	March	March 31, 2014
Aggregate purchase price (a)	$1,720,349	$44,689	$101,456	$51,194	$197,339
Shares repurchased	56,805,310	1,202,160	2,799,228	1,365,284	5,366,672
Average price (a)	$30.29	$37.17	$36.24	$37.50	$36.77

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					2.58
Earnings per diluted share - Quarter (c)					0.60

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at March 31, 2014	April	As at April 23, 2014	Cumulative to Date Effect
Aggregate purchase price (a)	$1,917,688	$—	$—	$1,917,688
Shares repurchased	62,171,982	—	—	62,171,982
Average price (a)	$30.84	$—	$—	$30.84
(a) Share transactions are on a trade date basis through April 23, 2014 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2014 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on earnings per diluted share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to earnings per diluted share.

Conference Call
The Company will host a conference call for analysts and investors on April 25, 2014 at 10:00 AM (Eastern) to discuss the first quarter 2014 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 36836024. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 9, 2014, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 36836024.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through May 9, 2014. In addition, a financial supplement relating to the Company's financial results for the three months ended March 31, 2014 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd. (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Allison Gunther

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2014	December 31, 2013

Assets
Fixed maturities, at fair value (amortized cost: 2014—$5,263,024; 2013—$5,522,853)	$5,287,600	$5,542,258
Short-term investments, at fair value (amortized cost: 2014—$831,679; 2013—$751,734)	831,800	751,778
Other investments, at fair value (cost: 2014—$632,924; 2013—$637,728)	662,974	618,316
Cash and cash equivalents	1,017,350	1,056,346
Total investments and cash	7,799,724	7,968,698
Investments in affiliates	221,607	141,243
Premiums receivable	1,091,391	697,233
Deferred acquisition costs	202,367	134,269
Prepaid reinsurance premiums	218,363	103,251
Securities lending collateral	4,877	3,392
Loss reserves recoverable	348,407	370,154
Paid losses recoverable	37,032	80,080
Intangible assets	105,367	106,407
Goodwill	20,393	20,393
Accrued investment income	16,518	18,876
Other assets	190,043	202,436
Total assets	$10,256,089	$9,846,432

Liabilities
Reserve for losses and loss expenses	$2,925,059	$3,030,399
Unearned premiums	1,273,734	824,496
Reinsurance balances payable	212,807	154,874
Securities lending payable	5,343	3,858
Deferred income taxes	22,609	19,086
Net payable for investments purchased	84,303	19,383
Accounts payable and accrued expenses	183,794	278,187
Notes payable to operating affiliates	561,373	439,272
Senior notes payable	247,225	247,198
Debentures payable	541,454	541,416
Total liabilities	6,057,701	5,558,169

Commitments and contingent liabilities
Redeemable noncontrolling interest	8,390	86,512

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2014—154,597,094; 2013—154,488,497; Outstanding: 2014—90,786,237; 2013—96,044,312)	27,055	27,036
Treasury shares (2014—63,810,857; 2013—58,444,185)	(11,167)	(10,228)
Additional paid-in-capital	1,490,652	1,677,894
Accumulated other comprehensive (loss)	(155)	(617)
Retained earnings	2,142,679	2,010,009
Total shareholders' equity available to Validus	3,649,064	3,704,094

Noncontrolling interest	540,934	497,657

Total shareholders' equity	4,189,998	4,201,751

Total liabilities, noncontrolling interests and shareholders' equity	$10,256,089	$9,846,432

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three months ended March 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2014	2013
Underwriting income
Gross premiums written	$1,011,991	$1,104,760
Reinsurance premiums ceded	(194,908)	(187,216)
Net premiums written	817,083	917,544
Change in unearned premiums	(334,126)	(386,483)
Net premiums earned	482,957	531,061

Underwriting deductions
Losses and loss expenses	162,671	144,771
Policy acquisition costs	85,649	93,611
General and administrative expenses	74,445	80,279
Share compensation expenses	7,147	2,318
Total underwriting deductions	329,912	320,979

Underwriting income	$153,045	$210,082

Net investment income	23,362	25,649
Other income	13,830	2,685
Finance expenses	(15,900)	(14,369)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$174,337	$224,047
Tax benefit	40	318
Income from operating affiliates	4,927	3,523
(Income) attributable to operating affiliate investors	(31,710)	(10,077)
Net operating income	$147,594	$217,811

Net realized gains on investments	3,740	1,721
Change in net unrealized gains (losses) on investments	55,693	(7,237)
Income from investment affiliate	5,348	1,477
Foreign exchange (losses) gains	(6,478)	6,922
Net income	$205,897	$220,694

Net (income) loss attributable to noncontrolling interest	(43,509)	2,549

Net income available to Validus	$162,388	$223,243

Selected ratios:
Net premiums written / Gross premiums written	80.7%	83.1%

Losses and loss expenses	33.7%	27.3%
Policy acquisition costs	17.7%	17.6%
General and administrative expenses (a)	16.9%	15.6%
Expense ratio	34.6%	33.2%

Combined ratio	68.3%	60.5%

(a) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended March 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31, 2014					Three Months Ended March 31, 2013
	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations	Total
Underwriting income
Gross premiums written	678,986	84,347	290,695	(42,037)	1,011,991	747,963	96,516	293,530	(33,249)	1,104,760
Reinsurance premiums ceded	(142,640)	(3,700)	(90,605)	42,037	(194,908)	(125,728)	—	(94,737)	33,249	(187,216)
Net premiums written	536,346	80,647	200,090	—	817,083	622,235	96,516	198,793	—	917,544
Change in unearned premiums	(297,960)	(49,964)	13,798	—	(334,126)	(319,101)	(68,899)	1,517	—	(386,483)
Net premiums earned	238,386	30,683	213,888	—	482,957	303,134	27,617	200,310	—	531,061

Underwriting deductions
Losses and loss expenses	68,155	(7,860)	102,376	—	162,671	73,402	—	71,369	—	144,771
Policy acquisition costs	39,245	2,980	44,928	(1,504)	85,649	51,744	2,638	40,526	(1,297)	93,611
General and administrative expenses	18,195	4,128	35,149	16,973	74,445	29,441	4,037	30,912	15,889	80,279
Share compensation expenses	2,208	(10)	2,582	2,367	7,147	1,413	77	1,405	(577)	2,318
Total underwriting deductions	127,803	(762)	185,035	17,836	329,912	156,000	6,752	144,212	14,015	320,979

Underwriting income (loss)	110,583	31,445	28,853	(17,836)	153,045	147,134	20,865	56,098	(14,015)	210,082

Net investment income	18,765	880	4,686	(969)	23,362	23,193	881	4,718	(3,143)	25,649
Other income (loss)	6,770	9,497	17	(2,454)	13,830	13,490	6,633	—	(17,438)	2,685
Finance expenses	(3,839)	(683)	(26)	(11,352)	(15,900)	(3,252)	(1,248)	(74)	(9,795)	(14,369)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	132,279	41,139	33,530	(32,611)	174,337	180,565	27,131	60,742	(44,391)	224,047
Tax benefit (expense)	578	—	130	(668)	40	1,757	—	(1,054)	(385)	318
Income from operating affiliates	—	4,927	—	—	4,927	—	3,523	—	—	3,523
(Income) attributable to operating affiliate investors	—	(31,710)	—	—	(31,710)	—	(10,077)	—	—	(10,077)
Net operating income (loss) (a)	132,857	14,356	33,660	(33,279)	147,594	182,322	20,577	59,688	(44,776)	217,811
Net operating (income) attributable to noncontrolling interest	—	(1,504)	—	—	(1,504)	—	(2,193)	—	—	(2,193)
Net operating income (loss) available (attributable) to Validus	132,857	12,852	33,660	(33,279)	146,090	182,322	18,384	59,688	(44,776)	215,618

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2014 and 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended
	March 31,	March 31,
	2014	2013

Net income available to Validus	$162,388	$223,243
Adjustments for:
Net realized (gains) on investments	(3,740)	(1,721)
Change in net unrealized (gains) losses on investments	(55,693)	7,237
(Income) from investment affiliate	(5,348)	(1,477)
Foreign exchange losses (gains)	6,478	(6,922)
Net income (loss) attributable to noncontrolling interest	42,005	(4,742)
Net operating income available to Validus	146,090	215,618
Less: Dividends and distributions declared on outstanding warrants	(1,552)	(14,464)
Net operating income available to Validus, adjusted	$144,538	$201,154

Net income per share available to Validus - diluted	$1.66	$1.90
Adjustments for:
Net realized (gains) on investments	(0.04)	(0.02)
Change in net unrealized (gains) losses on investments	(0.57)	0.07
(Income) from investment affiliate	(0.06)	(0.02)
Foreign exchange losses (gains)	0.07	(0.06)
Net income (loss) attributable to noncontrolling interest	0.43	(0.04)
Net operating income per share available to Validus - diluted	$1.49	$1.83

Weighted average number of common shares and common share equivalents	97,799,519	110,052,999

Average shareholders' equity available to Validus	$3,676,579	$3,962,359

Annualized net operating return on average equity	15.9%	21.8%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at March 31, 2014 and December 31, 2013
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at March 31, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,649,064	90,786,237		$40.19

Book value per diluted common share
Total shareholders' equity available to Validus	3,649,064	90,786,237
Assumed exercise of outstanding warrants	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options	27,396	1,482,694	$18.48
Unvested restricted shares	—	2,805,320
Book value per diluted common share	$3,767,410	100,248,365		$37.58
Adjustment for accumulated dividends				7.98
Book value per diluted common share plus accumulated dividends				$45.56

	As at December 31, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,704,094	96,044,312		$38.57

Book value per diluted common share
Total shareholders' equity available to Validus	3,704,094	96,044,312
Assumed exercise of outstanding warrants	98,513	5,296,056	$18.60
Assumed exercise of outstanding stock options	29,688	1,572,713	$18.88
Unvested restricted shares	—	2,853,083
Book value per diluted common share	$3,832,295	105,766,164		$36.23
Adjustment for accumulated dividends				7.68
Book value per diluted common share plus accumulated dividends				$43.91

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com